EXHIBIT 10.6

CRM LICENSE AGREEMENT

This CRM License Agreement (the “Agreement”), which is agreed to be effective as hereinafter provided, is by and between St. Jude Medical, Inc., a Minnesota corporation having its principal place of business at One Lillehei Plaza, St. Paul, Minnesota, 55117 (“St. Jude”), and Boston Scientific Corporation, a Delaware corporation having its principal place of business at One Boston Scientific Place, Natick Massachusetts, 01760-1537 (“BSC”).

RECITALS

A.           BSC and/or certain of its Affiliates, on the one hand, and St. Jude and/or certain of its Affiliates, on the other hand, are adverse parties in the following currently pending litigation matters, which are being terminated pursuant to a Settlement Agreement by and between BSC and certain of its Affiliates, on the one hand, and St. Jude and certain of its Affiliates, on the other hand, dated July 29, 2006 (the “Settlement Agreement”):

1) Pacesetter, Inc. v. Cardiac Pacemakers, Inc., et al., Case No. 02-1337 DWF/SRN (D. Minn.) (the “Minnesota Pacesetter Case”);

2) Cardiac Pacemakers, Inc., et al., v. St. Jude Medical, Inc., et al., Civil Action No. 04-1016 JMR/FLN (D. Minn.) (the “Minnesota CPI Case”); and

5) Pacesetter, Inc. et al. v. Intermedics, Inc. et al., Case No. CV 06-3166 GHK(FFMx) (C.D. Cal.) (the “California case”).

B.           St. Jude and BSC and/or certain of their respective Affiliates are engaged in, inter alia, the design, development, manufacture, and sale of CRM Products.

C.           St. Jude and BSC and/or certain of their respective Affiliates own or hold certain Licensed Patents and rights under Sublicensable Patents relating to CRM Products.

D.          Pursuant to the Settlement Agreement, St. Jude and BSC have agreed to terminate the Minnesota Pacesetter Case, the Minnesota CPI Case, and the California case and have agreed to enter into a cross licensing of certain rights under the Licensed Patents and Sublicensable Patents.

Now therefore, in consideration of the covenants and agreements set forth herein and for valuable consideration receipt of which is hereby acknowledged, St. Jude and BSC mutually agree as follows:

**           The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

ARTICLE I

Definitions of Certain Terms

For the purposes of this Agreement, the following capitalized terms shall have the meaning specified below. In addition, whenever used in the Agreement, “include,” “includes,” and “including” shall be deemed to be followed by “without limitation,” whether or not it is followed by such words.

Section 1.01. Affiliate. “Affiliate” means any person or entity that controls or is controlled by or is under common control with St. Jude or BSC on the Effective Date or at any time thereafter. For purposes of this Section 1.01, ownership, directly or indirectly, of more than fifty percent (50%) of the capital stock or other comparable ownership interest of the corporation or entity carrying the right to vote for or appoint directors or their equivalent (if not a corporation) shall constitute control thereof. “Affiliate” of a third party means a person or entity that controls, is controlled by, or under common control with, such third party. Without in any way limiting the foregoing, “Affiliates” of St. Jude include Pacesetter, Inc., St. Jude Medical AB, and St. Jude Medical S.C., Inc. and “Affiliates” of BSC include Guidant Corporation, Cardiac Pacemakers, Inc., Guidant Sales Corporation, and Intermedics, Inc.

Section 1.02. CRM Products. “CRM Products” means devices for monitoring or electrically stimulating or shocking the heart which are suitable for chronic implantation, in whole or in part, by or with human patients. The term “CRM Products” includes, without limitation: cardiac pacemakers, antitachycardia pacemakers, cardiac resynchronization therapy systems, cardioverters, and defibrillators, including combinations thereof; loop recording systems, implantable cardiac monitoring systems, implantable hemodynamic monitoring systems, pulse generators and other waveform generators for such devices; cardiac lead implant catheters and associated tools; leads, electrodes, sensors, capacitors, batteries, power sources, and all other components for such devices; mechanisms for coupling such generators in a stimulating, shocking, sensing, or monitoring relationship to the heart; and data dispensing, processing, and gathering systems for such devices, including programmers, pacing system analyzers, defibrillation system analyzers, testers, encoders, decoders, transtelephonic and other remote monitoring systems and services for use with implantable devices, transmitters, receivers, and computer software-controlled systems, and including the software. The term “CRM Products” excludes, by way of example and not limitation, nerve stimulators (unless used for cardiac therapy), bone growth stimulators, drug release pumps, cardiac pumps, artificial hearts, prosthetic heart valves, catheter ablation devices, imaging systems, catheter location systems, apparatus for revascularization or correction of other physical defects in heart tissue, arrhythmia mapping devices (except as part of an implantable cardiac therapy or monitoring device), angioplasty devices and EKG monitors (other than cardiac stimulation device programmers or other telemetry devices for use with implantable pulse generators or cardiac monitors) which are standalone, non-ambulatory and not intended for transtelephonic or other remote monitoring.

Section 1.03. Licensed Patents.

(a)          “Licensed Patents” means any and all patents relating to CRM Products (including the manufacture or use thereof), which are (i) owned (whether by development, acquisition, or otherwise) by St. Jude or its Affiliates as of the Effective Date or BSC or its Affiliates as of the Effective Date and have a priority date on or before the Effective Date or (ii) licensed to St. Jude or its Affiliates or BSC or its Affiliates as of the Effective Date under licenses or other agreements, and which permit St. Jude or its Affiliates or BSC or its Affiliates to grant licenses or sublicenses, in each case without any right in a non-Affiliated third party to receive royalties or any other continuing payments to maintain the license or other agreement in effect, which are within the scope of the following class: all patents issued in any country from patent applications filed as of the Effective Date including all patents maturing from continuation, continuation-in-part, divisional, and reissue applications, or reexaminations of such patents and patent applications, and further including all patents which are counterparts of such patents or patent applications which are described in this Section 1.03, regardless of whether such patent matures from a convention or non-convention patent application, and any other substitution, renewal, extension, addition, utility model, or other patent, non-U.S. or U.S., which claims priority based on such a patent application.

(b)          Notwithstanding the foregoing, the term “Licensed Patents” specifically excludes the ** Patents and the ** Patents.

(c)          Notwithstanding the foregoing, the term “Licensed Patents” specifically excludes Sublicensable Patents.

(d)          Notwithstanding the foregoing, the term “Licensed Patents” specifically excludes the patents listed on Exhibit A which are or will be subject to licensing restrictions being negotiated with a third party.

Section 1.04. Sublicensable Patents.

(a)          “Sublicensable Patents” shall mean patents and patent applications, both U.S. and non-U.S., which relate to CRM Products and which are the subject of licenses or assignments or other agreements with non-Affiliated third parties in force as of the Effective Date and which licenses or assignments or other agreements (a) convey rights to St. Jude or its Affiliates or BSC or its Affiliates as licensee or assignee or grantee, including the right to grant sublicenses or licenses, and further (b) (i) require the payment of royalties or any other continuing payments either for use of the patents or patent applications or to maintain the license or assignment or other agreement in effect or (ii) have other licensing restrictions such as field of use restrictions.

(b)          Without limiting the foregoing, the term “Sublicensable Patents” specifically includes, but is not limited to, all present patents and patent applications listed on Exhibit B of this Agreement. The parties believe that Exhibit B is a complete listing of their respective U.S. patents and patent applications within the foregoing definition of Sublicensable Patents which are in existence as of the Effective Date, and any errors, overinclusions or omissions from Exhibit B will be deemed to be inadvertent and not a material breach. Present foreign patents and applications, including foreign counterparts of U.S. patents and patent applications listed on Exhibit B, have intentionally not been included in Exhibit B but are deemed to be Sublicensable Patents if they are covered by the foregoing definition in this Section 1.04.

(c)          Notwithstanding the foregoing, the term “Sublicensable Patents” excludes the Mirowski-Owned Patents.

Section 1.05. Mirowski-Owned Patents. “Mirowski-Owned Patents” shall mean all patent rights that are the subject of the Amended and Restated Exclusive License Agreement dated January 28, 2004, by and between Guidant Corporation and Mirowski Family Ventures, LLC (“MFV”), a limited liability company organized under the laws of the State of Maryland (the “MFV Exclusive License”).

**           The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Section 1.06. ** Patents. “** Patents” shall mean those patents and patent applications, and all patents and patent applications claiming priority therefrom, ** as set forth in Exhibit C.

Section 1.07. ** Patents. “** Patents” shall mean those patents and patent applications, and all patents and patent applications claiming priority therefrom, ** as set forth in Exhibit D. The ** Patents shall include the sublicensable patents and patent applications of ** listed in Exhibit D.

Section 1.08. Effective Date. “Effective Date” shall mean July 29, 2006.

ARTICLE II

Cross License; Covenant Not to Sue

Section 2.01. License. Subject to the terms, conditions, and limitations set forth herein:

(a)          St. Jude grants (and will cause its Affiliates to grant) to BSC and its Affiliates a non-exclusive, irrevocable, perpetual, fully paid-up worldwide license or sublicense, as the case may be, without the right to sublicense, under all Licensed Patents of St. Jude (and its Affiliates) to make, have made, use, sell, have sold, offer to sell, distribute, have distributed, and otherwise dispose of CRM Products, including supplying or causing to be supplied components thereof for use therein, and further including importing CRM Products, including components thereof for use therein, into any jurisdiction where Licensed Patents of St. Jude (or its Affiliates) are effective.

(b)          BSC grants (and will cause its Affiliates to grant) to St. Jude and its Affiliates, a non-exclusive, irrevocable, perpetual, fully paid-up, worldwide license or sublicense, as the case may be, without the right to sublicense, under all Licensed Patents of BSC (and its Affiliates) to make, have made, use, sell, have sold, offer to sell, distribute, have distributed, and otherwise dispose of CRM Products, including supplying or causing to be supplied components thereof for use therein, and further including importing CRM Products, including components thereof for use therein, into any jurisdiction where Licensed Patents of BSC (or its Affiliates) are effective.

(c)          If any party has CRM Products made for it under the above license grant, such CRM Products must bear its or one of its Affiliates’ trade names or trademarks; however, such CRM Products may bear third-party trade names or trademarks for materials or components used in such CRM Products.

(d)          The licenses granted in this Section 2.01 shall be irrevocable except for the specific right to terminate described in Section 9.02, below.

Section 2.02. Option to Obtain Sublicense on Sublicensable Patents. It is the intent of each party to afford the other party and its Affiliates the opportunity to obtain sublicenses under the Sublicensable Patents. Accordingly:

(a)          St. Jude grants (and will cause its Affiliates to grant) to BSC and its Affiliates the right and option until sixty (60) days following the termination of this Agreement to obtain sublicenses under one or more of the Sublicensable Patents. Upon written request by BSC to St. Jude, St. Jude will inform BSC of the provisions of the agreement or license with a third party conveying rights in a particular Sublicensable Patent to St. Jude or its Affiliates, and shall make available to BSC and its Affiliates a non-exclusive, non-transferable license affording them the most favorable terms and conditions permissible to sublicensees under such agreement or license with such third party (but in no event under terms more favorable than those of St. Jude or its Affiliates).

**           The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

(b)          BSC grants (and will cause its Affiliates to grant) to St. Jude and its Affiliates the right and option until sixty (60) days following the termination of this Agreement to obtain sublicenses under one or more of the Sublicensable Patents. Upon written request by St. Jude to BSC, BSC will inform St. Jude of the provisions of the agreement or license with a third party conveying rights in a particular Sublicensable Patent to BSC or its Affiliates, and shall make available to St. Jude and its Affiliates a non-exclusive, non-transferable license affording them the most favorable terms and conditions permissible to sublicensees under such agreement or license with such third party (but in no event under terms more favorable than those of BSC or its Affiliates).

(c)          It is the intention of the parties under this Section 2.02 that a party acquiring a sublicense under Sublicensable Patents be required to make only current payments based on current usage and that no previously paid “front end” payments be recovered by the sublicensor under such sublicensing arrangement. Notwithstanding any contrary foregoing provisions, if the party elects to obtain a sublicense thereunder and the license or assignment granted to the sublicensor requires ongoing minimum payments to maintain the license or assignment, payments by the sublicensor for the right to grant a sublicense or option to sublicense, or if the sublicensor is required to pay to the original licensor or assignor amounts based on the sublicensor’s or its sublicensee’s current usage, then the sublicensor may require under the sublicensing arrangement that its sublicensee pay the amounts required for the grant of the sublicense or option to sublicense as well as a pro rata portion of such minimum payments under the original license or such usage payments due from the sublicensor, with each party’s respective pro rata amount based upon the volume of their respective sales of products covered by the original license agreement. The obligation to pay a pro rata share of minimum royalty does not apply to a minimum royalty required to maintain an exclusive license under a Sublicensable Patent unless otherwise agreed.

(d)	This Section 2.02 shall not apply to the ** Patents.

Section 2.03. Royalty Payments to Third Parties. Any royalty payments required to be made to the owner of a patent sublicensed in the future in accordance with this Agreement shall be made, if permissible under the applicable license agreement and if acceptable to the sublicensor, directly by the sublicensee to such owner in accordance with the terms of the applicable license agreement. Unless otherwise required by the applicable license agreement, questions regarding the applicability, validity, or enforceability of any patent sublicensed in accordance with this Agreement shall be resolved by the owner of the sublicensed patent and the sublicensee. The sublicensor of such patent shall have the right in its discretion to participate in any such discussions or negotiations between the owner of the sublicensed patent and the sublicensee. In any event, the sublicensee shall keep the sublicensor fully informed of all discussions and negotiations between such sublicensee and the owner of the sublicensed patent. Any dispute arising between the sublicensor and sublicensee of any such patent shall be resolved by alternative dispute resolution as provided in Article 8 of this Agreement.

Section 2.04. Rights under Section 2.02 Subject to Continued Payment of Royalties. In the event that either party fails in any material respect to pay to the other party (or to the licensor of a Sublicensable Patent, as the case may be) royalties required under this Agreement, and such failure is not cured within sixty (60) days of written notice to the defaulting party of such failure, then all license rights of the defaulting party under Section 2.02 of this Agreement, with respect only to the particular patent or patents in dispute, shall terminate. Such a termination shall in no way affect or impair the rights of the other party under such Section 2.02.

**           The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Section 2.05. Regarding OEM Activities. The licenses granted or to be granted under this Article II shall not be used in such a way as to manufacture CRM Products on an original equipment manufacturer (“OEM”) basis for any person or entity other than St. Jude and its Affiliates or BSC and its Affiliates. The licenses granted or to be granted under this Article II shall apply to and for the benefit of CRM Products manufactured by a party to this Agreement for a third party who is licensed under the appropriate patents of the other party to this Agreement where, and to the extent that, the third party’s license permits such third party to “have made” such CRM Products for such third party. Nothing in this Agreement shall preclude the use of the licenses granted or to be granted under this Article II by a party or its Affiliate for the purpose of having CRM Products manufactured by a third party on an OEM basis for such party or its Affiliate; provided, however, that such CRM Products must bear the trademark or trade name of such party or its Affiliate. Notwithstanding the foregoing, such CRM Products may bear third-party trade names or trademarks for materials or components used in such CRM Products.

Section 2.06. Option To Sublicense Mirowski-Owned Patents. BSC grants (and will cause its Affiliates to grant) to St. Jude and its Affiliates an irrevocable, perpetual right and option to obtain a sublicense under the Mirowski-Owned Patents. Upon written notice by St. Jude to BSC of St. Jude’s election to exercise the option granted in this Section 2.06, St. Jude and its Affiliates shall have a non-exclusive, non-transferable (except as permitted by Section 9.02, below) worldwide license under the Mirowski-Owned Patents effective as of the date such written notice is deemed to have been given under Article 6 of this Agreement. Any sublicense granted as a result of this Section 2.06 shall afford St. Jude the most favorable terms and conditions permissible to sublicensees under the MFV Exclusive License (but shall in no event require BSC or its Affiliates to make any payments on behalf of St. Jude or its Affiliates).

Section 2.07.       ** and ** Patents. It is the intent of each party to afford the other party and its Affiliates the rights provided below regarding the ** Patents and the ** Patents. Accordingly:

(a)          BSC grants (and will cause its Affiliates to grant) to St. Jude and its Affiliates the right and option for a period of thirty (30) months from the Effective Date to obtain a non-exclusive, worldwide, non-transferable, royalty-bearing license under the ** Patents. Should St. Jude opt to acquire such license, St. Jude shall pay to BSC on no less than a quarterly basis a royalty of ** percent (**%) of the net revenue received for the sale of each St. Jude product that utilizes the ** Patents. St. Jude’s royalty obligation under this Section 2.07(a) shall commence as of the date of the first sale of a St. Jude product that utilizes the ** Patents and shall continue for a period of five (5) years thereafter, at which point St. Jude’s license under the ** Patents will convert to a non-exclusive, non-transferable, irrevocable, perpetual, fully-paid up, worldwide license.

(b)          If, and only if, St. Jude exercises its option for a license under the ** Patents pursuant to Section 2.07 (a), above, St. Jude shall grant (and will cause its Affiliates to grant) to BSC and its Affiliates the right and option until the expiration of thirty (30) months from the Effective Date or ninety (90) days from the date St. Jude exercises its option under Section 2.07, whichever is later in time, to obtain a non-exclusive, worldwide, non-transferable, royalty-bearing license under the ** Patents. Such sublicense to the ** Patents shall, if requested by BSC, include a sublicense to the patents and patent applications of ** listed in Exhibit D, and shall be subject to the terms of the license agreement between ** and **. Should BSC opt to acquire such license, BSC shall pay to St. Jude on no less than a quarterly basis a royalty of ** percent (**%) of the net revenue received for the sale of each BSC product that utilizes the ** Patents. BSC’s royalty

**           The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

obligation under this Section 2.07(b) shall commence as of the date of the first sale of a BSC product that utilizes the ** Patents and shall continue for a period of five (5) years thereafter, at which point BSC’s license under the ** Patents will convert to a non-exclusive, non-transferable, irrevocable, perpetual, fully-paid up, worldwide license.

(c)          Should St. Jude not exercise its option for a license under the ** Patents pursuant to Section 2.07(a), above, St. Jude agrees that it will enter into good faith negotiations with BSC for the grant of a license to BSC and its Affiliates under the ** patents should BSC desire such a license.

Section 2.08. Certain Conditions, Limitations and Understandings. The licenses and sublicenses granted under this Agreement are expressly made subject to the following conditions, limitations and understandings:

(a)          The licenses are personal to the parties hereto, and are nonassignable and nontransferable, except as set forth in Section 9.02 below.

(b)          The parties and their Affiliates shall have the right, in their sole and absolute discretion, to control the maintenance, abandonment, extension, and licensing of their own patents including the Licensed Patents and Sublicensable Patents; provided however, that no such license or other transfer of interest shall in any manner abridge the rights of the other party granted under this Agreement.

(c)          The owner or exclusive licensee of a Licensed Patent or Sublicensable Patent shall have the right to enforce, or not to enforce, its Licensed Patents or Sublicensable Patents in its sole and absolute discretion against all persons and organizations other than a party or Affiliate of a party hereto.

(d)          The licenses granted herein shall not extend to any technical know-how or design information, manufacturing, marketing, and/or processing information or know-how, designs, drawings, mask works, specifications, software source code, algorithms, clinical data, or other documents directly or indirectly pertinent to the use of the Licensed Patents or Sublicensable Patents, or to the use of any trademarks or trade names, service marks, or software copyrights or other copyrights (including copyright registrations) of any party, and the parties acknowledge that there is no obligation upon any party or its Affiliates to provide such information, know-how, designs, drawings, mask works, specifications, software source code, algorithms, clinical data, or other documents.

(e)          Except as otherwise expressly provided in this Agreement, all licenses are granted for the life of the covered patents.

(f)           Licenses and sublicenses under Sublicensable Patents will only be granted to the extent the grantor has the right to grant such licenses and sublicenses.

(g)          All licenses and sublicenses required to be granted by Affiliates under this Agreement shall be subject to the terms and conditions set forth in this Agreement, except as may be otherwise provided in Section 2.02 relating to Option to Obtain Sublicense on Sublicensable Patents.

**           The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

(h)           Any assignment or other transfer by a party or its Affiliate of that entity’s interest in (i) a Licensed Patent or (ii) a Sublicensable Patent in which the other party and its Affiliates has exercised the option to obtain a sublicense as provided in Section 2.02 above shall be made subject to the rights of the other party and its Affiliates under this Agreement.

(i)           Any license extended to an Affiliate shall continue only so long as “Affiliate” status is maintained, or as permitted pursuant to the other party’s consent.

Section 2.09. Covenant Not to Sue.

(a)          St. Jude and its Affiliates hereby covenant not to sue BSC and its Affiliates, their respective successors, assigns, affiliated entities, directors, officers, shareholders, and legal representatives, distributors, resellers, customers, and end users for the alleged infringement of patent or other intellectual property rights that are acquired or licensed by St. Jude and/or its Affiliates after the Effective Date with respect to any CRM Products that are commercially marketed or sold anywhere in the world as of the Effective Date.

(b)          BSC and its Affiliates hereby covenant not to sue St. Jude and its Affiliates, their respective successors, assigns, affiliated entities, directors, officers, shareholders, and legal representatives, distributors, resellers, customers, and end users for the alleged infringement of patent or other intellectual property rights that are acquired or licensed by BSC and/or its Affiliates after the Effective Date with respect to any CRM Products that are commercially marketed or sold anywhere in the world as of the Effective Date.

(c)          This Section 2.09 shall not apply to the Mirowski-Owned Patents, the ** Patents, the ** Patents, or the patents listed on Exhibit A.

ARTICLE III

Representations, Warranties and Limitations

Section 3.01. Certain Representations and Warranties.

(a)          Each party represents and warrants to the other party as follows and acknowledges that each of the following representations and warranties has been relied upon by the other party and is material to the other party’s decision to enter into the Agreement: each party hereto has the requisite power and authority, corporate and otherwise, to execute and perform the Agreement, to grant the licenses, sublicenses, and option to obtain licenses and sublicenses provided for herein, and, except as provided in this Section 3.01, to cause such party’s Affiliates to execute and perform the Agreement and to grant the licenses, sublicenses, and option to obtain licenses and sublicenses provided for herein.

(b)          To the extent that a party shall lack the requisite authority to cause an Affiliate of such party to execute or perform this Agreement or to grant the licenses or option to obtain sublicenses as provided in this Agreement, then such party shall defend, indemnify, and hold harmless the other party and its Affiliates, and all officers, directors, employees, attorneys, agents, successors, and assigns of the other party and its Affiliates, against any and all legal expenses, costs, and judgments arising from claims, controversies, demands, rights, disputes, grievances, or causes of action that would have been avoided had such party caused such Affiliate to execute or perform the Agreement or to grant the licenses or option to obtain sublicenses as provided in this Agreement.

**           The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

(c)          BSC (and its Affiliates) represents and warrants that Eli Lilly and Company does not hold any rights in the Licensed Patents, the Sublicensable Patents or the Mirowski-Owned Patents, and has no claims or causes of action against St. Jude and its Affiliates arising therefrom. BSC shall defend, indemnify, and hold harmless St. Jude and its Affiliates, and all officers, directors, employees, attorneys, agents, successors, and assigns of St. Jude and its Affiliates, against any and all legal expenses, costs, and judgments arising from any claims, controversies, demands, rights, disputes, grievances, or causes of action that Eli Lilly and Company asserts relating to the Licensed Patents, the Sublicensable Patents or the Mirowski-Owned Patents.

(d)          Neither party hereto is a party to any license, agreement or other instrument which would prohibit the granting of the licenses or option to obtain sublicenses granted herein.

Section 3.02. Disclaimers. Nothing contained in this Agreement shall be construed as:

(a)          A warranty or representation by any party hereto as to the validity, scope, or enforceability of any Licensed Patents or Sublicensable Patents; or

(b)          A warranty or representation by any party hereto that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties; or

(c)          An obligation to bring or prosecute actions or suits against third parties for patent infringement, or as an agreement by the parties to assist each other in any manner in the defense of any claim of infringement brought by a third party; or

(d)          An obligation to file or prosecute any patent application, to secure the grant of any patent or any reissue or extension thereof, or to pay any maintenance fee or annuity or tax or take any other steps to maintain any patent; or

(e)          A representation, warranty, or extension of warranties of any kind, expressed or implied, or an assumption of responsibility by any party with respect to the use, sale, or other disposition by the other party or its agents, representatives, distributors, or users of products incorporating or made by use of inventions licensed under this Agreement.

Section 3.03. Limitations. Each party shall be responsible for its design, manufacture, instructions for use, quality control, and all safety-related activities relating to its own products, whether or not manufactured under license from the other party’s Licensed Patents or Sublicensable Patents, and shall not be responsible for the products of the other party, the other party’s Affiliates, or any other party or person.

ARTICLE IV

Termination of Agreement

Section 4.01. Termination of Agreement. This Agreement shall be effective as of the Effective Date and shall continue in force and effect until the expiration of the last to expire of the patents licensed and sublicensed pursuant to the provisions of this Agreement.

ARTICLE V

Confidentiality/Publicity Concerning Agreement

Section 5.01. Confidentiality/Publicity Concerning Agreement. It is intended that, to the extent possible, the terms of this Agreement remain confidential. No party or any Affiliate of a party shall originate any publicity, news release, or other such general public announcement or make any other disclosure to any third party regarding the terms of this Agreement without the express written consent of the other party (without limitation, the foregoing provision is not intended to limit communications deemed reasonably necessary or appropriate by a party or its Affiliate to its employees, shareholders, directors, officers, accountants, auditors and legal counsel). Notwithstanding the foregoing provision, the parties and their respective Affiliates shall not be prohibited from making any disclosure or release that is required by law, court order, or applicable regulation, or is considered necessary by counsel to fulfill an obligation under securities laws or the rules of the New York Stock Exchange or other applicable stock exchange or to protect any intellectual property right in any territory so long as the disclosing party provides notice to the other party at least five (5) business days prior to such disclosure. However, the parties agree that, with regard to any required disclosure to the Securities and Exchange Commission regarding this Agreement or the fact that it has been executed that is made on or around the Effective Date, prior notice to the other party shall not be required.

ARTICLE VI

Notice

Section 6.01. Notice. Any notice or other communication to be made pursuant to this Agreement shall be sent to the other party at its address listed below or at such other address such party may hereinafter designate to the other party in writing:

If to BSC:

President and CEO

Boston Scientific Corporation

One Boston Scientific Place

Natick, MA 01760-1537

with a copy to:

General Counsel

Boston Scientific Corporation

One Boston Scientific Place

Natick, MA 01760-1537

Facsimile No.: (508) 650-8956

If to St. Jude:

President and CEO

St. Jude Medical, Inc.

One Lillehei Plaza

St. Paul, MN 55117

Facsimile No.: (651) 481-7690

with a copy to:

General Counsel

St. Jude Medical, Inc.

One Lillehei Plaza

St. Paul, MN 55117

Facsimile No.: (651) 481-7690

Notice shall be deemed to have been given (i) at the expiration of two (2) business days from the date of delivery by a facsimile transmission, provided a copy is deposited postage prepaid for delivery with the postal service or given for delivery to an express courier service on the same date as the sending of the facsimile, or (ii) ten (10) business days from the date the communication is deposited postage prepaid with the postal service or given to an express courier service, unless actual receipt of the notice at an earlier date is established. Without limitation of the foregoing, a written receipt signed by the addressee or its duly appointed representative situated at the addresses set forth hereinabove shall constitute sufficient evidence of service. Either party may change its address and facsimile information by written notice given in accordance with the provisions of this Section.

ARTICLE VII

Loss of Patents

Section 7.01. Loss of Patents. The loss of any patent(s) or patent application(s) embraced by the term “Licensed Patents” or “Sublicensable Patents” by any party hereto, through abandonment, failure to renew, declaration of invalidity, or otherwise, shall not be cause to terminate this Agreement or the licenses granted hereunder with respect to all other Licensed Patents or Sublicensable Patents and such loss, or any declaration of noninfringement, invalidity, or unenforceability, shall not be deemed a failure of consideration.

ARTICLE VIII

Alternative Dispute Resolution

Section 8.01. Alternative Dispute Resolution.

(a)          Any dispute concerning whether any party’s actions are licensed under Article II of this Agreement, that is not resolved by negotiation as provided in subsection (c) of this Section 8.01 shall be resolved by binding Alternative Dispute Resolution (“ADR”) in the manner described in Exhibit E.

(b)          Any dispute that arises out of or relates to this Agreement, including an alleged breach of this Agreement but excluding any dispute within the scope of subsection (a) of this Section 8.01, between (i) St. Jude or a St. Jude Affiliate and (ii) BSC or a BSC Affiliate that is not resolved by negotiation as provided in subsection (c) of this Section 8.01 shall be resolved by binding Alternative Dispute Resolution (“ADR”) in the manner described in Exhibit F.

(c)          The parties recognize that a bona fide dispute may arise from time to time as to certain matters that relate to this Agreement. In all such instances, any party may, by written notice to the other party, have such dispute referred to their respective employees designated below or their successors, for attempted resolution by good faith negotiations within sixty (60) days after such notice is received. Such designated employees are as follows:

For BSC:

General Counsel

Boston Scientific Corporation

One Boston Scientific Place

Natick, MA 01760-1537

Facsimile No.: (508) 650-8956

For St. Jude:

General Counsel

St. Jude Medical, Inc.

One Lillehei Plaza

St. Paul, MN 55117

Facsimile No.: (651) 481-7690

Any settlement reached by the parties under this Section 8.01 (c) shall not be binding until reduced to writing and signed by authorized officers of BSC and St. Jude. If the designated employees are unable to resolve such dispute within such sixty-day period, any party may invoke the other ADR provisions of this Section 8.01.

ARTICLE IX

General Provisions

Section 9.01. Modification. The Agreement may not be modified, changed, or terminated orally. No change, modification, addition, or amendment shall be valid unless given in a writing expressly indicating an intent to modify the Agreement and duly executed by the parties.

Section 9.02. Assignment and Transfer. The licenses and other rights granted in this Agreement shall be nonassignable and nontransferable except in connection with the sale of a party’s CRM Products business (whether by the sale of all or substantially all of a party’s assets or its subsidiaries’ assets related to CRM Products, sale of stock of one or more subsidiary companies, merger, or otherwise). Except as permitted herein, a purported transfer of the license or other rights granted herein shall be null and void and shall give the other party hereto the right to terminate the licenses granted to the transferring party without terminating the licenses granted by the transferring party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of St. Jude, BSC, and their respective Affiliates and successors.

Section 9.03. Assurances. BSC shall in all events remain fully responsible for, and shall assure its own and its Affiliates’ performance of, all of their respective obligations under this Agreement, and St. Jude shall in all events remain fully responsible for, and shall assure its own and its Affiliates’ performance of, all of their respective obligations under this Agreement.

Section 9.04. Entire Agreement.

Other than for the agreements listed in Exhibit G, hereto, which shall still remain in full force and effect in accordance with their terms and conditions, this Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all negotiations, correspondence, understandings and agreements, whether written or oral, between the parties respecting the subject matter hereof. Except for those license agreements listed in Exhibit G, any license agreement covering any Licensed Patents in existence between the parties prior to the Effective Date shall be deemed terminated as of the Effective Date and superseded by this Agreement.

Section 9.05. Governing Law. Recognizing that the laws within the United States and international jurisdictions vary in their content and effect with respect to similar subject matter, and that the parties desire uniformity and predictability in interpretation and enforcement of this Agreement, the parties have agreed to the following provisions regarding applicable law to govern this Agreement: All matters affecting the interpretation, form, validity, and performance of this Agreement shall be decided under the laws of the State of Minnesota (without regard to principles of conflicts of laws), including its procedural laws; provided, however, that (a) nothing in Minnesota state procedural law shall be deemed to alter or affect the applicability of the Federal Arbitration Act as governing arbitration of disputes as provided in this Agreement, and (b) no Minnesota state arbitration laws or arbitration rules shall be applicable.

Section 9.06. Force Majeure. No party (including any of its Affiliates) shall be liable in damages for, nor shall this Agreement be terminable or cancelable by reason of, any delay or default in any party’s performance hereunder if such default or delay is caused by events beyond such party’s reasonable control including, but not limited to, acts of God, action of any government or agency thereof, war or insurrection, civil commotion, destruction of facilities or materials by earthquake, fire, flood or storm, labor disturbances, epidemic, or failure of public utilities or common carriers. The party (or Affiliates) so affected shall give prompt notice to the other parties of such cause, and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as possible. All parties (or Affiliates) agree to endeavor to resume their performance hereunder if such performance is delayed or interrupted by reason of force majeure.

Section 9.07. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original.

Section 9.08. Captions. The captions in this Agreement are intended solely as a matter of convenience and are for reference only, and shall be given no effect in the construction or interpretation of this Agreement.

Section 9.09. Severability of Provisions. Should any part or provision of this Agreement be held unenforceable or in conflict with the law of any jurisdiction, the validity of the remaining parts or provisions shall not be affected by such holding.

Section 9.10. No Agency. At no time shall any party or its Affiliate hold itself out to be the agent, employee, lessee, sublessee, partner, or joint venture partner of the other party or its Affiliates. Nothing in this Agreement shall be construed to create any relationship between the parties other than that of licensor/licensee (or sublicensor/sublicensee) as provided in this Agreement. No party or its Affiliates shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or its Affiliates or to bind the other party or its Affiliates with regard to any other contract, agreement, or undertaking with a third party.

Section 9.11. Further Assurances. At such time and from time to time on and after the Effective Date upon request by a party, the other party will execute and deliver or will cause to be executed and delivered, all such further acts, acknowledgments, and assurances that may be reasonably required for carrying out the purposes of this Agreement. Such further assurances may include, but not be limited to, an acknowledgment by Affiliates of a party that such Affiliates are bound by the terms and provisions of this Agreement or an acknowledgment that a particular patent is a Licensed Patent or a Sublicensable Patent.

Section 9.12. Construction Against Waiver. No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision, or condition of this Agreement; nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate and duly attested by their corporate officers duly authorized for this purpose.

BOSTON SCIENTIFIC CORPORATION

By:	/s/ Paul W. Sandman
Executive Vice President, Secretary and General Counsel

ATTEST:

By:	/s/ Lawrence J. Knopf

ST. JUDE MEDICAL, INC.

By:	/s/ Pamela S. Krop
Vice President, General Counsel and Secretary

ATTEST:

By:	/s/ James W.A. Ladner

Exhibit A

Exclusions from “Licensed Patents” Pursuant to Section 1.03(d)

U.S. Patents:

**

U.S. Patent Applications:

**

**           The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Exhibit B

Sublicensable Patents

BSC Sublicensable Patents:

St. Jude Sublicensable Patents:

**

U.S. Patents:

**

U.S. Patent Applications:

**

**

U.S. Patents:

**

U.S. Patent Applications:

**

**

U.S. Patent No. **

**

U.S. Patent Applications:

**

**

U.S. Patent No. **

**

U.S. Patents:

**

**

U.S. Patents:

**

**           The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

**

U.S. Patents:

**

**

U.S. Patents:

**

**           The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Exhibit C

** Patents

**           The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Exhibit D

** Patents

U.S. Patent Applications:

**

**

U.S. Patents:

**

U.S. Patent Applications:

**

**           The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Exhibit E

ADR Procedure Pursuant to Section 8.01(a)

1.            Upon the expiration of the 60-day period for good faith negotiations pursuant to Section 8.01(c), any party may initiate arbitration with the American Arbitration Association (“AAA”) by filing a Notice of Arbitration pursuant to the then-existing AAA rules for commercial arbitration. Should any provision of the applicable AAA rules conflict in any way with any provision of this Agreement, this Agreement shall govern.

2.            Within twenty (20) days after filing the Notice of Arbtiration, the parties shall appoint a single, neutral arbitrator. The arbitrator shall have substantial experience in patent infringement litigation and in determining whether a product embodies patent claims. If the parties are unable to agree on the arbitrator within the time specified above, AAA will select a so-qualified arbitrator within three (3) business days thereafter.

3.	The parties shall not be entitled to any discovery.

4.            Fifty (50) days after filing the Notice of Arbitration, each party will submit to the arbitrator an opening brief, not to exceed 40 pages in length, setting forth its position on the merits of the dispute. The text must be spaced at least 24 points vertically and the font must be at least 12 points. Claim charts regarding infringement, non-infringement, or invalidity, attached to the brief as exhibits for the convenience of the arbitrator, will not count towards the page limit.

5.            Eighty (80) days after filing the Notice of Arbitration, each party will submit to the arbitrator a reply brief, not to exceed 40 pages in length, setting forth its responses to the other party’s opening brief. The reply brief may not raise any issues not already raised in the parties’ opening briefs and must conform to the same spacing/font requirements as the opening briefs.

6.            No more than one-hundred twenty (120) days after filing the Notive of Arbitration, the arbitrator shall provide a written, reasoned decision to the parties.

Exhibit F

ADR Procedure Pursuant to Section 8.01(b)

1.            Upon the expiration of the 60-day period for good faith negotiations pursuant to Section 8.01(c), any party may initiate arbitration with the American Arbitration Association (“AAA”) by filing a Notice of Arbitration pursuant to the then-existing AAA rules for commercial arbitration. Should any provision of the applicable AAA rules conflict in any way with any provision of this Agreement, this Agreement shall govern.

2.            Within twenty (20) days after filing the Notice of Arbtiration, the parties shall appoint a single, neutral arbitrator. The arbitrator shall have substantial experience in commercial licensing, preferably in the medical devices industry. If the parties are unable to agree on the arbitrator within the time specified above, AAA will select a so-qualified arbitrator within three (3) business days thereafter.

3.            The parties shall be entitled to discovery as ordered by the arbitrator; however, it is the intention of the parties that any such discovery be limited in scope in order to reduce the cost and burden to the parties. The arbitrator shall take this intention into account when ordering discovery so that any discovery so ordered is narrowly-tailored to lead to relevant information while minimizing the burden and cost of such discovery on the parties.

4.            The arbitrator will be empowered to award specific performance of the Agreement, as well as compensatory damages, costs, and attorneys’ fees to the prevailing party, as the arbitrator deems appropriate. No punitive damages of any kind shall be awarded.

5.           The arbitration shall be conducted in such a way that the arbitrator issues a decision and award no later than six (6) months after commencement of the arbitration.

Exhibit G

Additional Agreements Still in Effect

“Agreement” between Pacesetter, Inc. and Intermedics, Inc. effective October 22, 1996

“License Agreement” between Pacesetter, Inc. and Sulzer Intermedics, Inc. having an Effective Date of December 3, 1996